Exhibit 99.1

Envestnet Reports Fourth Quarter 2022 Financial Results

Berwyn, PA — February 23, 2023 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its quarter and year ended December 31, 2022.

	Three Months Ended			Year Ended
Key Financial Metrics	December 31,		%	December 31,		%
(in millions, except per share data)	2022	2021	Change	2022	2021	Change
GAAP:
Total revenues	$292.9	$319.6	(8)%	$1,239.8	$1,186.5	4%
Net income (loss)	$(37.8)	$(5.3)	n/m	$(85.5)	$12.7	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$(0.85)	$(0.09)	n/m	$(1.59)	$0.24	n/m

Non-GAAP:
Adjusted revenues(1)	$292.9	$319.7	(8)%	$1,240.0	$1,186.8	4%
Adjusted EBITDA(1)	$53.8	$56.2	(4)%	$220.1	$261.7	(16)%
Adjusted net income(1)	$29.9	$32.7	(9)%	$122.5	$158.0	(22)%
Adjusted net income per diluted share(1)	$0.45	$0.50	(10)%	$1.86	$2.42	(23)%
__________________________________________________________
(1)Envestnet does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.
n/m - not meaningful

“Envestnet finished the year on a strong note and has turned the corner. The company delivered solid financial results, including margin expansion beginning in the fourth quarter despite the challenging environment,” said Bill Crager, Chief Executive Officer.

“We’ve invested in the business delivering new connected capabilities powered by our data, and have created operating leverage positioning Envestnet to drive both sustainable long term revenue growth and increased profitability,” remarked Mr. Crager.

Financial Results for the Fourth Quarter of 2022 Compared to the Fourth Quarter of 2021:

Total revenues decreased 8% to $292.9 million for the fourth quarter of 2022 from $319.6 million for the fourth quarter of 2021. Asset-based recurring revenues decreased 15% from the prior year period, and represented 57% of total revenues for the fourth quarter of 2022, compared to 61% of total revenues for the same period in 2021. Subscription-based recurring revenues increased 3% from the prior year period, and represented 41% of total revenues for the fourth quarter of 2022, compared to 37% of total revenues for the same period in 2021. Professional services and other non-recurring revenues decreased 7% from the prior year period.

Total operating expenses for the fourth quarter of 2022 decreased to $319.4 million compared to $321.0 million in the prior year period. Cost of revenues decreased 12% to $106.6 million for the fourth quarter of 2022 from $120.5 million for the fourth quarter of 2021. Compensation and benefits increased 4% to $121.3 million for the fourth quarter of 2022 from $116.7 million for the prior year period. Compensation and benefits were 41% of total revenues for the fourth quarter of 2022, compared to 37% for the prior year period. General and administration expenses increased 7% to $58.2 million for the fourth quarter of 2022 from $54.2 million for the prior year period. General and administration expenses were 20% of total revenues for the fourth quarter of 2022, compared to 17% in the prior year period.

Loss from operations was $26.5 million for the fourth quarter of 2022 compared to loss from operations of $1.3 million for the fourth quarter of 2021. Net loss attributable to Envestnet, Inc. was $36.5 million, or $0.85 per diluted share, for the fourth quarter of 2022 compared to net loss of $5.1 million, or $0.09 per diluted share, for the fourth quarter of 2021.

Adjusted revenues(1) for the fourth quarter of 2022 decreased 8% to $292.9 million from $319.6 million for the prior year period. Adjusted EBITDA(1) for the fourth quarter of 2022 decreased 4% to $53.8 million from $56.2 million for the prior year period. Adjusted Net Income(1) for the fourth quarter of 2022 decreased 8% to $29.9 million from $32.7 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the fourth quarter of 2022 was $0.45, compared to $0.50 in the fourth quarter of 2021.

Financial Results for the Full Year of 2022 Compared to the Full Year of 2021:

Total revenues increased 4% to $1.2 billion for the year ended December 31, 2022 from $1.2 billion for the year ended December 31, 2021. Asset-based recurring revenues increased 4% from the prior year period, and represented 60% of total revenues for the years ended December 31, 2022 and 2021. Subscription-based revenues increased 5% from the prior year period, and represented 39% of total revenues for the year ended December 31, 2022 compared to 38% of total revenues for the same period in 2021. Professional services and other non-recurring revenues increased 2% from the prior year period.

Total operating expenses for the year ended December 31, 2022 increased 14% to $1.3 billion from $1.1 billion in the prior year period. Cost of revenues increased 11% to $468.5 million for the year ended December 31, 2022 from $423.7 million for the year ended December 31, 2021. Compensation and benefits increased 13% to $490.7 million for the year ended December 31, 2022 from $432.8 million for the prior year period. Compensation and benefits were 40% of total revenues for the year ended December 31, 2022, compared to 36% in the prior year period. General and administration expenses increased 26% to $216.1 million for the year ended December 31, 2022 from $171.7 million for the prior year period. General and administration expenses were 17% of total revenues for the year ended December 31, 2022, compared to 14% in the prior year period.

Loss from operations was $66.0 million for the year ended December 31, 2022 compared to income from operations of $40.5 million for the year ended December 31, 2021. Net loss attributable to Envestnet, Inc. was $80.9 million, or $1.59 per diluted share, for the year ended December 31, 2022 compared to net income of $13.3 million, or $0.24 per diluted share, for the year ended December 31, 2021.

Adjusted revenues(1) for the year ended December 31, 2022 increased 4% to $1.24 billion from $1.19 billion for the prior year period. Adjusted EBITDA(1) for the year ended December 31, 2022 decreased 16% to $220.1 million from $261.7 million for the prior year period. Adjusted Net Income(1) decreased 22% for the year ended December 31, 2022 to $122.5 million from $158.0 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the year ended December 31, 2022 decreased 23% to $1.86 from $2.42 in the year ended December 31, 2021.

Outlook

Envestnet provided the following outlook for the first quarter ending March 31, 2023 and full year ending December 31, 2023. This outlook is based on the market value of assets under management or administration on December 31, 2022. We caution that we cannot predict the market value of these assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”
Highlights:
•Envestnet reported full-year adjusted revenues of $1.2 billion, a 4% year-over-year increase from 2021.
•Adjusted EBITDA decreased by 16% in 2022 to $220.1 million and Adjusted Net Income per Diluted Share was $1.86.

In Millions Except Adjusted EPS	1Q 2023			FY 2023
GAAP:
Revenues:
Asset-based	$176.5	-	$178.4
Subscription-based	$117.5	-	$118.0
Total recurring revenues	$294.0	-	$296.4
Professional services and other revenues	$5.0	-	$5.6
Total revenues	$299.0	-	$302.0	$1,239.8	-	$1,259.8

Asset-based cost of revenues	$103.0		$103.5
Total cost of revenues	$110.2	-	$110.7

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		66.5			66.3
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues(1):
Asset-based	$176.5	-	$178.4
Subscription-based	$117.5	-	$118.0
Total recurring revenues	$294.0	-	$296.4
Professional services and other revenues	$5.0	-	$5.6
Total revenues	$299.0	-	$302.0	$1,240.0	-	$1,260.0

Adjusted EBITDA(1)	$53.0	-	$55.0	$242.0	-	$252.0
Adjusted net income per diluted share(1)		$0.45		$1.95	-	$2.05

__________________________________________________________
(1) Envestnet does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss fourth quarter 2022 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions, and intelligence to make financial wellness a reality for everyone. Approximately 106,000 advisors and approximately 6,900 companies including: 16 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, fair market value adjustment on investment in private company, litigation and regulatory related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, dilution gain on equity method investee share issuance, non-income tax expense adjustment, loss allocations from equity method investments and (income) loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, non-cash interest expense, cash interest on our Convertible Notes (subsequent to the adoption of ASU 2020-06 on January 1, 2021), non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment to contingent consideration liability, fair market value adjustment to investment in private company, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, gain on settlement of liability, gain on insurance reimbursement, non-income tax expense adjustment, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. Beginning January 1, 2021, the dilutive effect of our Convertible Notes are calculated using the if-converted method in accordance with the adoption of ASU 2020-06 (See “Note 2—Summary of Significant Accounting Policies”). As a result, 9.9 million potential shares to be issued in connection with our Convertible Notes are assumed to be dilutive for purposes of the adjusted net income per share calculation beginning January 1, 2021.

See reconciliations of Non-GAAP Financial Measures on pages 11-17 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the first quarter and full year of 2022, its strategic and operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the concentration of our revenues from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets; the amount of our debt and our ability to service our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology ("FinTech") companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; the failure to protect our intellectual property rights; our ability to introduce new solutions and services and enhancements; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for data security breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; regulatory compliance failures; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; changes in the level of inflation; general economic, political and regulatory conditions; changes in trade, monetary and fiscal policies and laws;
global events, natural disasters, environmental disasters, terrorist attacks and pandemics or health crises, including their impact on the economy and trading markets; social, environmental and sustainability concerns that may arise, including from our business activities; and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of February 23, 2023 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Envestnet, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$162,173	$429,279
Fees receivable, net	101,696	95,291
Prepaid expenses and other current assets	41,363	42,706
Total current assets	305,232	567,276

Property and equipment, net	62,443	50,215
Internally developed software, net	184,558	133,659
Intangible assets, net	379,995	400,396
Goodwill	998,414	925,154
Operating lease right-of-use assets, net	81,596	90,714
Other non-current assets	99,927	73,768
Total assets	$2,112,165	$2,241,182

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$216,532	$225,159
Accounts payable	17,334	19,092
Operating lease liabilities	11,949	10,999
Deferred revenue	36,363	33,473
Current portion of long-term debt	44,886	—
Total current liabilities	327,064	288,723

Long-term debt	871,769	848,862
Non-current operating lease liabilities	110,652	105,920
Deferred tax liabilities, net	16,196	21,021
Other non-current liabilities	18,880	17,114
Total liabilities	1,344,561	1,281,640

Equity:
Total stockholders’ equity	754,567	957,089
Non-controlling interest	13,037	2,453
Total liabilities and equity	$2,112,165	$2,241,182

Envestnet, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues:
Asset-based	$166,408	$195,918	$738,228	$709,376
Subscription-based	121,243	118,084	477,844	453,989
Total recurring revenues	287,651	314,002	1,216,072	1,163,365
Professional services and other revenues	5,223	5,619	23,712	23,152
Total revenues	292,874	319,621	1,239,784	1,186,517

Operating expenses:
Cost of revenues	106,588	120,524	468,460	423,723
Compensation and benefits	121,272	116,728	490,725	432,829
General and administration	58,208	54,194	216,075	171,657
Depreciation and amortization	33,340	29,515	130,548	117,767
Total operating expenses	319,408	320,961	1,305,808	1,145,976

Income (loss) from operations	(26,534)	(1,340)	(66,024)	40,541
Other expense, net	(2,704)	(5,377)	(12,395)	(20,180)
Income (loss) before income tax provision (benefit)	(29,238)	(6,717)	(78,419)	20,361

Income tax provision (benefit)	8,603	(1,407)	7,061	7,667

Net income (loss)	(37,841)	(5,310)	(85,480)	12,694
Add: Net (income) loss attributable to non-controlling interest	1,336	201	4,541	602
Net income (loss) attributable to Envestnet, Inc.	$(36,505)	$(5,109)	$(80,939)	$13,296

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$(0.66)	$(0.09)	$(1.47)	$0.24

Diluted*	$(0.85)	$(0.09)	$(1.59)	$0.24

Weighted average common shares outstanding:
Basic	55,119,075	54,678,195	55,199,482	54,470,975

Diluted	56,076,261	54,678,195	56,842,125	55,384,096
__________________________________________________________
*Net loss per share for 2022 periods were diluted primarily due to the inclusion of interest and gain on settlement of repurchased convertible notes due 2025 in net loss attributable to Envestnet, Inc. in accordance with the if-converted method.

Envestnet, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2022	2021
OPERATING ACTIVITIES:
Net income (loss)	$(85,480)	$12,694
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	130,548	117,767
Provision for doubtful accounts	511	1,598
Deferred income taxes	(3,490)	(320)
Non-cash compensation expense	80,333	68,020
Non-cash interest expense	7,445	5,799
Accretion on contingent consideration and purchase liability	—	730
Loss on extinguishment of Convertible Notes due 2023	13,421	—
Gain on extinguishment of Convertible Notes due 2025	(15,089)	—
Payments of contingent consideration	—	(2,360)
Fair market value adjustment to contingent consideration liability	—	(1,067)
Gain on settlement of liability	—	(1,206)
Loss allocations from equity method investments	8,874	7,093
Gain on equity method investments	(9,517)	—
Loss on property and equipment disposals	5,097	—
Lease related impairments, including right-of-use assets	15,750	1,537
Other	355	(293)
Changes in operating assets and liabilities, net of acquisitions:
Fees receivable, net	(5,031)	(16,731)
Prepaid expenses and other current assets	2,864	399
Other non-current assets	(4,992)	2,741
Accrued expenses and other liabilities	(24,711)	53,265
Accounts payable	(3,724)	1,290
Deferred revenue	(305)	(2,080)
Other non-current liabilities	4,178	1,701
Net cash provided by operating activities	117,037	250,577

INVESTING ACTIVITIES:
Purchases of property and equipment	(16,172)	(23,731)
Capitalization of internally developed software	(89,153)	(65,170)
Investments in private companies	(16,351)	(25,926)
Acquisition of proprietary technology	(15,000)	(25,517)
Acquisitions of businesses, net of cash acquired	(104,100)	(32,794)
Advance for technology solutions	(4,000)	(3,000)
Issuance of notes receivable to equity method investees	(6,350)	—
Net cash used in investing activities	(251,126)	(176,138)

-continued-

Envestnet, Inc.
Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2022	2021
FINANCING ACTIVITIES:
Proceeds from issuance of Convertible Notes due 2027	575,000	—
Convertible Notes due 2027 issuance costs	(16,323)	—
Repurchase of Convertible Notes due 2023	(312,422)	—
Repurchase of Convertible Notes due 2025	(181,772)	—
Capital contributions - non-controlling shareholders	16,037	3,201
Payments of contingent consideration	(743)	(9,276)
Purchase of capped calls	(79,585)	—
Proceeds from exercise of stock options	2,620	2,090
Taxes paid in lieu of shares issued for stock-based compensation	(23,516)	(20,529)
Share repurchases	(85,750)	(4,001)
Finance lease payments	(18,682)	—
Other	(1,866)	(655)
Net cash used in financing activities	(127,002)	(29,170)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(6,164)	(555)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(267,255)	44,714

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	429,428	384,714

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$162,173	$429,428

The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Consolidated Balance Sheets:

	December 31,
	2022	2021
Cash and cash equivalents	$162,173	$429,279
Restricted cash included in prepaid expenses and other current assets	—	149
Total cash, cash equivalents and restricted cash	$162,173	$429,428

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Total revenues	$292,874	$319,621	$1,239,784	$1,186,517
Deferred revenue fair value adjustment (a)	54	57	216	284
Adjusted revenues	$292,928	$319,678	$1,240,000	$1,186,801

Net income (loss)	$(37,841)	$(5,310)	$(85,480)	$12,694
Add (deduct):
Deferred revenue fair value adjustment (a)	54	57	216	284
Interest income (b)	(1,911)	(258)	(4,184)	(827)
Interest expense (b)	3,536	4,249	16,843	16,931
Income tax provision (benefit)	8,603	(1,407)	7,061	7,667
Depreciation and amortization	33,340	29,515	130,548	117,767
Non-cash compensation expense (d)	17,750	17,713	80,333	68,020
Restructuring charges and transaction costs (e)	7,874	7,275	35,141	18,490
Severance (d)	18,738	849	30,117	11,347
Accretion on contingent consideration and purchase liability (c)	—	74	—	730
Fair market value adjustment to contingent consideration liability (c)	—	—	—	(1,067)
Fair market value adjustment on investment in private company (b)	(400)	—	(400)	(758)
Litigation and regulatory related expenses (c)	722	2,432	6,055	7,591
Foreign currency (b)	806	(117)	1,419	(7)
Gain on settlement of liability (b)	—	—	—	(1,206)
Gain on insurance reimbursement (b)	—	—	—	(968)
Dilution gain on equity method investee share issuance (b)	(2,583)	—	(9,517)	—
Non-income tax expense adjustment (c)	914	(245)	802	(1,347)
Loss allocations from equity method investments (b)	3,542	1,540	8,874	7,093
(Income) loss attributable to non-controlling interest	663	(150)	2,300	(704)
Adjusted EBITDA	$53,807	$56,217	$220,128	$261,730
__________________________________________________________
(a)Included within subscription-based revenues in the consolidated statements of operations.
(b)Included within other expense, net in the consolidated statements of operations.
(c)Included within general and administration expenses in the consolidated statements of operations.
(d)Included within compensation and benefits in the consolidated statements of operations.
(e)For the three months ended December 31, 2022 and 2021, $7.9 million and $1.7 million, respectively, were included within general and administration expenses in the consolidated statements of operations. For the three months ended December 31, 2022 and 2021, $0 and $5.6 million, respectively, were included within compensation and benefits in the consolidated statements of operations. For the year ended December 31, 2022 and 2021, $35.1 million and $7.7 million, respectively, were included within general and administration expenses in the consolidated statements of operations. For the year ended December 31, 2022 and 2021, $0 and $10.7 million, respectively, were included within compensation and benefits in the consolidated statements of operations. .

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss)	$(37,841)	$(5,310)	$(85,480)	$12,694
Income tax provision (benefit) (a)	8,603	(1,407)	7,061	7,667
Income (loss) before income tax provision (benefit)	(29,238)	(6,717)	(78,419)	20,361
Add (deduct):
Deferred revenue fair value adjustment (b)	54	57	216	284
Non-cash interest expense (c)	(239)	1,450	4,678	5,745
Cash interest - Convertible Notes (c)	3,458	2,480	10,897	9,919
Non-cash compensation expense (f)	17,750	17,713	80,333	68,020
Restructuring charges and transaction costs (e)	7,874	7,275	35,141	18,490
Severance (f)	18,738	849	30,117	11,347
Accretion on contingent consideration and purchase liability (d)	—	74	—	730
Fair market value adjustment to contingent consideration liability (d)	—	—	—	(1,067)
Fair market value adjustment to investment in private company (c)	(400)	—	(400)	(758)
Amortization of acquired intangibles (g)	18,087	17,217	71,901	68,587
Litigation and regulatory related expenses (d)	722	2,432	6,055	7,591
Foreign currency (c)	806	(117)	1,419	(7)
Gain on settlement of liability (c)	—	—	—	(1,206)
Gain on insurance reimbursement (c)	—	—	—	(968)
Non-income tax expense adjustment (d)	914	(245)	802	(1,347)
Dilution gain on equity method investee share issuance (c)	(2,583)	—	(9,517)	—
Loss allocations from equity method investments (c)	3,542	1,540	8,874	7,093
(Income) loss attributable to non-controlling interest	663	(150)	2,300	(704)
Adjusted net income before income tax effect	40,148	43,858	164,397	212,110
Income tax effect (h)	(10,238)	(11,184)	(41,921)	(54,088)
Adjusted net income	$29,910	$32,674	$122,476	$158,022

Basic number of weighted-average shares outstanding	55,119,075	54,678,195	55,199,482	54,470,975
Effect of dilutive shares:
Options to purchase common stock	70,947	201,300	111,327	206,022
Unvested restricted stock units	265,187	665,222	390,270	633,384
Convertible Notes	10,667,509	9,898,549	10,092,369	9,898,549
Warrants	—	93,947	—	73,715
Diluted number of weighted-average shares outstanding	66,122,718	65,537,213	65,793,448	65,282,645

Adjusted net income per share - diluted	$0.45	$0.50	$1.86	$2.42
__________________________________________________________
(a)For the three months ended December 31, 2022 and 2021, the effective tax rate computed in accordance with GAAP equaled (29.4)% and 20.9%, respectively. For the years ended December 31, 2022 and 2021, the effective tax rate computed in accordance with GAAP equaled (9.0)% and 37.7%, respectively.
(b)Included within subscription-based revenues in the consolidated statements of operations.
(c)Included within other expense, net in the consolidated statements of operations.
(d)Included within general and administration expenses in the consolidated statements of operations.
(e)For the three months ended December 31, 2022 and 2021, $7.9 million and $1.7 million, respectively, were included within general and administration expenses in the consolidated statements of operations. For the three months ended December 31, 2022 and 2021, $0 and $5.6 million, respectively, were included within compensation and benefits in the consolidated statements of operations. For the years ended December 31, 2022 and 2021, $35.1 million and $7.7 million, respectively, were included within general and administration expenses in the consolidated statements of operations. For the years ended December 31, 2022 and 2021, $0 and $10.7 million, respectively, were included within compensation and benefits in the consolidated statements of operations.
(f)Included within compensation and benefits in the consolidated statements of operations.
(g)Included within depreciation and amortization in the consolidated statements of operations.
(h)An estimated normalized effective tax rate of 25.5% has been used to compute adjusted net income for the three months and year ended December 31, 2022 and 2021.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended December 31, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$246,890	$45,984	$—	$292,874
Deferred revenue fair value adjustment (a)	54	—	—	54
Adjusted revenues	$246,944	$45,984	$—	$292,928

Revenues:
Asset-based	$166,408	$—	$—	$166,408
Subscription-based	76,917	44,326	—	121,243
Total recurring revenues	243,325	44,326	—	287,651
Professional services and other revenues	3,565	1,658	—	5,223
Total revenues	246,890	45,984	—	292,874

Operating expenses:
Cost of revenues:
Asset-based	98,207	—	—	98,207
Subscription-based	1,528	6,265	—	7,793
Professional services and other	588	—	—	588
Total cost of revenues	100,323	6,265	—	106,588
Compensation and benefits	78,497	29,333	13,442	121,272
General and administration	36,958	13,682	7,568	58,208
Depreciation and amortization	24,984	8,356	—	33,340
Total operating expenses	$240,762	$57,636	$21,010	$319,408

Income (loss) from operations	$6,128	$(11,652)	$(21,010)	$(26,534)
Add:
Deferred revenue fair value adjustment (a)	54	—	—	54
Depreciation and amortization	24,984	8,356	—	33,340
Non-cash compensation expense (c)	11,154	2,361	4,235	17,750
Restructuring charges and transaction costs (d)	4,759	1,720	1,395	7,874
Severance (c)	7,506	10,075	1,157	18,738
Litigation and regulatory related expenses (b)	—	722	—	722
Non-income tax expense adjustment (b)	930	(16)	—	914
Loss attributable to non-controlling interest	663	—	—	663
Other	283	3	—	286
Adjusted EBITDA	$56,461	$11,569	$(14,223)	$53,807
__________________________________________________________
(a)Included within subscription-based revenues in the consolidated statements of operations.
(b)Included within general and administration expenses in the consolidated statements of operations.
(c)Included within compensation and benefits in the consolidated statements of operations.
(d)For the three months ended December 31, 2022, $7.9 million was included within general and administration expenses and $0 was included within compensation and benefits in the consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three Months Ended December 31, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$269,725	$49,896	$—	$319,621
Deferred revenue fair value adjustment (a)	57	—	—	57
Adjusted revenues	$269,782	$49,896	$—	$319,678

Revenues:
Asset-based	$195,918	$—	$—	$195,918
Subscription-based	70,057	48,027	—	118,084
Total recurring revenues	265,975	48,027	—	314,002
Professional services and other revenues	3,750	1,869	—	5,619
Total revenues	269,725	49,896	—	319,621

Operating expenses:
Cost of revenues:
Asset-based	111,888	—	—	111,888
Subscription-based	1,376	7,083	—	8,459
Professional services and other	162	15	—	177
Total cost of revenues	113,426	7,098	—	120,524
Compensation and benefits	73,593	27,651	15,484	116,728
General and administration	36,307	10,285	7,602	54,194
Depreciation and amortization	22,790	6,725	—	29,515
Total operating expenses	$246,116	$51,759	$23,086	$320,961

Income (loss) from operations	$23,609	$(1,863)	$(23,086)	$(1,340)
Add:
Deferred revenue fair value adjustment (a)	57	—	—	57
Depreciation and amortization	22,790	6,725	—	29,515
Non-cash compensation expense (c)	9,707	2,943	5,063	17,713
Restructuring charges and transaction costs (d)	5,746	123	1,406	7,275
Severance (c)	480	382	(13)	849
Accretion on contingent consideration and purchase liability (b)	60	14	—	74
Litigation and regulatory related expenses (b)	—	2,432	—	2,432
Non-income tax expense adjustment (b)	(172)	(73)	—	(245)
Income attributable to non-controlling interest	(150)	—	—	(150)
Other	37	—	—	37
Adjusted EBITDA	$62,164	$10,683	$(16,630)	$56,217
__________________________________________________________
(a)Included within subscription-based revenues in the consolidated statements of operations.
(b)Included within general and administration expenses in the consolidated statements of operations.
(c)Included within compensation and benefits in the consolidated statements of operations.
(d)For the three months ended December 31, 2021, $1.7 million was included within general and administration expenses and $5.6 million was included within compensation and benefits in the consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Year Ended December 31, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$1,049,793	$189,991	$—	$1,239,784
Deferred revenue fair value adjustment (a)	216	—	—	216
Adjusted revenues	$1,050,009	$189,991	$—	$1,240,000

Revenues:
Asset-based	$738,228	$—	$—	$738,228
Subscription-based	294,997	182,847	—	477,844
Total recurring revenues	1,033,225	182,847	—	1,216,072
Professional services and other revenues	16,568	7,144	—	23,712
Total revenues	1,049,793	189,991	—	1,239,784

Operating expenses:
Cost of revenues:
Asset-based	430,345	—	—	430,345
Subscription-based	5,705	24,908	—	30,613
Professional services and other	7,421	81	—	7,502
Total cost of revenues	443,471	24,989	—	468,460
Compensation and benefits	312,910	109,667	68,148	490,725
General and administration	140,782	42,315	32,978	216,075
Depreciation and amortization	96,658	33,890	—	130,548
Total operating expenses	$993,821	$210,861	$101,126	$1,305,808

Income (loss) from operations	$55,972	$(20,870)	$(101,126)	$(66,024)
Add (deduct):
Deferred revenue fair value adjustment (a)	216	—	—	216
Depreciation and amortization	96,658	33,890	—	130,548
Non-cash compensation expense (c)	47,043	10,739	22,551	80,333
Restructuring charges and transaction costs (d)	22,868	3,734	8,539	35,141
Severance (c)	12,415	11,567	6,135	30,117
Litigation and regulatory related expenses (b)	—	6,055	—	6,055
Non-income tax expense adjustment (b)	878	(76)	—	802
Loss attributable to non-controlling interest	2,300	—	—	2,300
Other	635	5	—	640
Adjusted EBITDA	$238,985	$45,044	$(63,901)	$220,128
__________________________________________________________
(a)Included within subscription-based revenues in the consolidated statements of operations.
(b)Included within general and administration expenses in the consolidated statements of operations.
(c)Included within compensation and benefits in the consolidated statements of operations.
(d)For the year ended December 31, 2022, $35.1 million was included within general and administration expenses in the consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Year Ended December 31, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$991,166	$195,351	$—	$1,186,517
Deferred revenue fair value adjustment (a)	284	—	—	284
Adjusted revenues	$991,450	$195,351	$—	$1,186,801

Revenues:
Asset-based	$709,376	$—	$—	$709,376
Subscription-based	267,720	186,269	—	453,989
Total recurring revenues	977,096	186,269	—	1,163,365
Professional services and other revenues	14,070	9,082	—	23,152
Total revenues	$991,166	195,351	—	1,186,517

Operating expenses:
Cost of revenues:
Asset-based	393,717	—	—	393,717
Subscription-based	5,154	24,291	—	29,445
Professional services and other	442	119	—	561
Total cost of revenues	399,313	24,410	—	423,723
Compensation and benefits	269,153	105,416	58,260	432,829
General and administration	107,976	35,798	27,883	171,657
Depreciation and amortization	90,073	27,694	—	117,767
Total operating expenses	$866,515	$193,318	$86,143	$1,145,976

Income (loss) from operations	$124,651	$2,033	$(86,143)	$40,541
Add (deduct):
Deferred revenue fair value adjustment (a)	284	—	—	284
Accretion on contingent consideration and purchase liability (b)	632	98	—	730
Depreciation and amortization	90,073	27,694	—	117,767
Non-cash compensation expense (c)	36,787	12,634	18,599	68,020
Restructuring charges and transaction costs (d)	13,795	242	4,453	18,490
Non-income tax expense adjustment (b)	(1,507)	160	—	(1,347)
Severance (c)	4,614	4,016	2,717	11,347
Fair market value adjustment to contingent consideration liability (b)	—	(1,067)	—	(1,067)
Litigation and regulatory related expenses (b)	—	7,591	—	7,591
Income attributable to non-controlling interest	(704)	—	—	(704)
Other	78	—	—	78
Adjusted EBITDA	$268,703	$53,401	$(60,374)	$261,730
__________________________________________________________
(a)Included within subscription-based revenues in the consolidated statements of operations.
(b)Included within general and administration expenses in the consolidated statements of operations.
(c)Included within compensation and benefits in the consolidated statements of operations.
(d)For the year ended December 31, 2021, $7.7 million was included within general and administration expenses and $10.7 million was included within compensation and benefits in the consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	December 31,	March 31,	June 30,	September 30,	December 31,
	2021	2022(1)	2022	2022	2022
	(in millions, except accounts and advisors data)
Platform Assets
Assets Under Management (AUM)	$362,038	$361,251	$325,209	$315,883	$341,144
Assets Under Administration (AUA)	456,316	432,141	352,840	350,576	367,412
Total AUM/A	818,354	793,392	678,049	666,459	708,556
Subscription	4,901,662	4,736,537	4,312,114	4,134,414	4,382,109
Total Platform Assets	$5,720,016	$5,529,929	$4,990,163	$4,800,873	$5,090,665
Platform Accounts
AUM	1,345,274	1,459,093	1,491,861	1,522,968	1,547,009
AUA	1,217,076	1,186,180	1,061,484	1,135,302	1,135,026
Total AUM/A	2,562,350	2,645,273	2,553,345	2,658,270	2,682,035
Subscription	14,986,531	15,151,569	15,312,144	15,596,403	15,665,020
Total Platform Accounts	17,548,881	17,796,842	17,865,489	18,254,673	18,347,055
Advisors
AUM/A	39,735	39,800	38,394	38,417	38,025
Subscription	68,808	67,168	66,838	67,348	67,520
Total Advisors	108,543	106,968	105,232	105,765	105,545
_________________________________________________________
(1) Certain assets and accounts have been reclassified from AUA to AUM to better reflect the nature of the services provided to certain customers.

The following table summarizes the changes in AUM and AUA for the three months ended December 31, 2022:

	As of	Gross		Net	Market	Reclass to	As of
	9/30/2022	Sales	Redemptions	Flows	Impact	Subscription	12/31/2022
	(in millions, except account data)
AUM	$315,883	$21,658	$(17,281)	$4,377	$20,963	$(79)	$341,144
AUA	350,576	26,865	(27,456)	(591)	18,077	(650)	367,412
Total AUM/A	$666,459	$48,523	$(44,737)	$3,786	$39,040	$(729)	$708,556

Fee-Based Accounts	2,658,270			26,756		(2,991)	2,682,035

The above AUM/A gross sales figures include $11.0 billion in new client conversions. The Company onboarded an additional $37.8 billion in subscription conversions during the fourth quarter, bringing total conversions for the quarter to $48.8 billion.

The following table summarizes the changes in AUM and AUA for the year ended December 31, 2022:

	As of 12/31/2021	Gross Sales				Reclass to Subscription(1)	Reclassification(1)
			Redemptions	Net Flows	Market Impact			As of 12/31/2022
	(in millions except account data)
AUM	$362,038	$100,098	$(68,181)	$31,917	$(60,948)	$(584)	$8,721	$341,144
AUA	456,316	120,409	(95,016)	25,393	(73,849)	(31,727)	(8,721)	367,412
Total AUM/A	$818,354	$220,507	$(163,197)	$57,310	$(134,797)	$(32,311)	$—	$708,556

Fee-Based Accounts	2,562,350			243,320		(123,635)	—	2,682,035
__________________________________________________________
(1) Certain assets and accounts have been reclassified from AUA to AUM to better reflect the nature of the services provided to certain customers.

The above AUM/A gross sales figures include $52.9 billion in new client conversions. We onboarded an additional $132.3 billion in subscription conversions during 2022, bringing total conversions for the year to $185.2 billion.

Asset and account figures in the “Reclass to Subscription” columns for the three months and year ended December 31, 2022 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.